                                                        Exhibit 10(d)

                           MANAGEMENT INCENTIVE PLAN
                           -------------------------

Description
- - -----------

This plan is designed to recognize key management members based on their individual performance beyond regular job requirements and their contribution to the overall achievement of our Company objectives. The intent is to reward key contributors who have an impact on the profit decisions of our Company. It is also the intent of the Plan to incorporate a high degree of incentive to attain both Company and individual goals and to base distribution on a multiple of salary range midpoint, rather than actual participant's salary.

Outline
- - -------

- - -      A standard or target award is set for each participant (based on a percentage of the participant's salary range midpoint).

- - -      Actual award is limited to 175% of the participant's standard award.

- - -      The recommended award is determined by the Executive Committee and approved by the Executive Compensation Committee. The recommended award is based on individual performance and time in the Plan.

- - -      Awards are made on a cash basis.

Criteria for Participation
- - --------------------------

- - -      Key member of management team.

- - -      Grade 49 and above.

- - -      No more than two levels from a member of the Executive Committee.